Exhibit 10.11

EIGHTH AMENDMENT
DATED AS OF DECEMBER 18, 2008

TO
AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING,  LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC, THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC) and MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC, SOUTH OCEAN COUNTY HYPERBARIC, LLC, THE CENTER FOR WOUND HEALING, INC.
(collectively, the “Borrower”)

AND

SIGNATURE BANK
(the “Bank”)

THIS EIGHTH AMENDMENT (the “Eighth Amendment”) made as of the 18th day of December, 2008 by and among NY HYPERBARIC, LLC, FOREST HILLS HYPERBARIC, LLC, SCRANTON HYPERBARIC LLC, JFK HYPERBARIC LLC, TRENTON HYPERBARIC, LLC, NEWARK BI LLC, PASSAIC HYPERBARIC, LLC, ST JOSEPHS HYPERBARIC LLC, GREATER BRONX HYPERBARIC LLC (f/k/a Montefiore Hyperbaric LLC), ELISE KING, LLC, SOUTH NASSAU HYPERBARIC, LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS LLC, NEW YORK HYPERBARIC AND WOUND CARE CENTERS, L.L.C., VB HYPERBARIC, LLC, EIN HYPERBARIC LLC, MAIMONIDES HYPERBARIC, LLC, THE SQUARE HYPERBARIC, LLC, SOUTH N HYPERBARIC LLC, MUHLENBERG HYPERBARIC LLC, LOWELL HYPERBARIC LLC, THE CENTER FOR WOUND HEALING I, LLC (f/k/a Modern Medical, LLC), THE CENTER FOR WOUND HEALING II, LLC (f/k/a Modern Medical Specialties, LLC), NJ HYPERBARIC, LLC, FAR ROCKAWAY HYPERBARIC, LLC, ATLANTIC HYPERBARIC, LLC, ATLANTIC ASSOCIATES, LLC, CEF PRODUCTS, LLC, CMC HYPERBARIC, LLC, PENNSYLVANIA HYPERBARIC, LLC, HYPERBARIC, LLC (a/k/a Massachusetts Hyperbaric, LLC), MEADOWLANDS HYPERBARIC, LLC, BAYONNE HYPERBARIC, LLC, RARITAN BAY HYPERBARIC, LLC, CFWH MEZZANINE, LLC, SOUTH OCEAN COUNTY HYPERBARIC, LLC, and THE CENTER FOR WOUND HEALING, INC., each with a place of business at 155 White Plains Road, Tarrytown, NY 10591, and SIGNATURE BANK, a New York bank having an office at 1225 Franklin Avenue, Garden City, New York 11530 (the “Bank”).

WITNESSETH:

WHEREAS, certain of the entities comprising the Borrower and the Bank entered into an Amended and Restated Loan Agreement dated as of June 17, 2005 as amended by a First Amendment dated as of April 7, 2006, a Second Amendment dated as of February 1, 2007, a Third Amendment and Waiver dated as of May 29, 2007, a Fourth Amendment and Waiver dated as of July 31, 2007, a Fifth Amendment dated as of October 11, 2007, a Sixth Amendment dated as of March 19, 2008 and a Seventh Amendment dated as of March 31, 2008 (collectively, the “Agreement”), providing for certain financial accommodations to the Borrower and which Agreement is now in full force and effect; and

WHEREAS, the Borrower and the Bank desire to amend the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           As used in this Eighth Amendment, capitalized terms, unless otherwise defined, shall have the meaning ascribed thereto in the Agreement.

2.           The Bank and the Borrower agree that immediately prior to the execution of this Eighth Amendment, the outstanding principal balance of (i) the Revolving Credit Loans evidenced by the Note is $3,810,000 (as of December 18, 2008), and (ii) the Term Loan evidenced by the Term Note is $249,988.45 (as of December 18, 2008), and that interest has been paid on such Loans for all Prime Loans comprising all or a portion thereof through November 30, 2008 and for all LIBOR Loans comprising all or a portion thereof through the end of the applicable Interest Period.

3.           As an inducement for the Bank to enter into this Eighth Amendment, the Borrower hereby represents and warrants as follows:

(A)           There are no defenses or offsets to its obligations under the Agreement, the Note or any of the other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower, the same are hereby waived.

(B)           All the representations and warranties made by the Borrower in the Agreement are true and correct in all material respects as if made on the date hereof.

4.           Subject to the satisfaction of the conditions precedent set forth in Paragraph 8 hereof, the Borrower and the Bank hereby agree that the Agreement amended as follows:

(A)           The definitions of the terms “EBITDA” and “Termination Date” shall be deleted and in lieu thereof of the following shall be inserted:

“‘EBITDA’ shall mean net income on continuing operations before the payment of interest and taxes, plus depreciation, amortization and non-cash compensation expense, determined in accordance with GAAP.”

“‘Termination Date’ shall mean the earlier of (a) December 31, 2010 or if such date is not a Business Day, the Business Day next succeeding such date; or (b) the date the Commitment is terminated pursuant to Section 8 hereof.”

(B)           Section 2.1 of the Agreement shall be amended by deleting therefrom the phrase “for Prime Loans, the Prime Rate in effect from time to time or,” and inserting in lieu thereof the phrase “equal to, for Prime Loans, the Prime Rate in effect from time to time plus 0.50%, or,”.

(C)           Notwithstanding anything contained in the Agreement to the contrary, no Loans may bear interest at a rate per annum based on LIBOR, no LIBOR Loans may be continued as LIBOR Loans, and in this regard, Section 2.4 of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

“2.4 Procedure for Borrowing. Upon compliance with the conditions contained in Section 4 hereof, the Borrower may borrow under the Commitment during the Commitment Period on any Business Day by giving the Bank irrevocable notice of a request for a Loan hereunder on the date of the proposed Prime Loan borrowing. Such notice shall be written (including, without limitation, via facsimile transmission, and/or via email to LCabana@signatureny.com and mdanon@signatureny.com at the Bank; provided that any such email notice shall be confirmed in writing by proper written notice hereunder (including via facsimile transmission) promptly after any such email notice shall have been sent) and shall be sufficient only if a written notice executed by the Borrower shall have actually been received by the Bank by no later than 11:00 a.m., New York, New York time, on the date on which such notice is required to be given. Unless notification is otherwise furnished by the Borrower to the Bank (in a manner consistent with the requirements of this Section 2.4), Loans will be made by credits to the Borrower’s demand deposit account maintained with the Bank upon compliance with the requirements of this Section.”

(D)           Section 2.13 of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

“2.13 Continuation and Conversion of Loans. The Borrower shall convert any LIBOR Loan into a Prime Loan at the end of an Interest Period applicable thereto.”

(E)           Section 6.1 of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

“6.1 Debt Service Coverage Ratio. The Borrower shall maintain a ratio of (a) EBITDA minus cash Capital Expenditures minus dividends and distributions to (b) the current portion of long term Debt plus cash interest expense, for each fiscal quarter of the Borrower, determined on a rolling four quarter basis as of the last day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2008, of not less than 1.25:1.00 at any such time.”

(F)           Section 6.3 of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

“6.3 Minimum Effective Tangible Net Worth. A minimum Effective Tangible Net Worth, as hereinafter defined, of at least the amount indicated below as of the last day of each corresponding fiscal quarter.

12/31/08	$16,500,000
3/31/09	$17,500,000
6/30/09	$18,500,000
9/30/09 through 6/30/10	$19,500,000
9/30/10 and thereafter	$21,000,000

Effective Tangible Net Worth means Total Assets minus the sum of (i) Intangible Assets, and (ii) Total Liabilities except Subordinated Debt; Total Assets means total assets determined in accordance with GAAP; Intangible Assets means assets that in accordance with GAAP are properly classifiable as intangible assets including, but not limited to goodwill, franchises, licenses, patents, trademarks, trade names, and copyrights and “soft assets” such as assets due from officers, employees, stockholders, affiliates and related parties.”

(G)           The following sections shall be added to the Agreement:

“6.4 Senior Debt to EBITDA Ratio. A maximum ratio of Senior Debt, as hereinafter defined, to EBITDA, determined on a rolling four quarter basis as of the last day of each fiscal quarter, of not more than 1.0 to 1.0. Senior Debt means all Debt for borrowed money inclusive of Capitalized Lease Obligations but exclusive of Debt which is subordinated to the Debt of the Borrower to the Bank pursuant to subordination agreements in form and substance satisfactory to the Bank.

6.5 Total Debt to EBITDA Ratio. A maximum ratio of Total Debt to EBITDA, determined on a rolling four quarter basis as of the last day of each fiscal quarter, of not greater than 3.5 to 1.0 for any such period ending on or subsequent to December 31, 2008 but not subsequent to June 30, 2010, or 2.5 to 1.0 for any such period ending from or after September 30, 2010.”

(H)           Section 7.7 of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

“6.6 Maximum Capital Expenditures. Expend in the aggregate for Capital Expenditures greater than $3.5 million in/for the four fiscal quarter period ended June 30, 2009; $5 million in/for the four fiscal quarter period ended June 30, 2010; or $5.5 million in/for the four fiscal quarter ended June 30, 2011.”

(I)           The definition of the term “Borrowing Base” shall be amended by deleting therefrom the phrase “eighty (80%)” and inserting in lieu thereof the phrase “eighty-five (85%)”.

(J)           The first sentence of Section 2.1 of the Agreement shall be deleted in its entirety, and in lieu thereof the following shall be inserted:

“Subject to the terms and conditions hereof, and provided further that the Borrower is in compliance with Section 5.2(d) hereof, the Bank agrees to make loans to the Borrower (the “Revolving Credit Loans”) in an aggregate principal amount not to exceed the lesser of (i) Six Million ($6,000,000.00) Dollars or (ii) the Borrowing Base less the aggregate principal amount of the Term Loan (the “Commitment”).”

(K)           Sections 2.5.1 and 2.5.2 of the Agreement shall be deleted in their respective entireties, and in lieu thereof the following shall be inserted:

“2.5.1 Term Loan: Subject to the terms and conditions hereof and provided that (a) no Default or Event of Default has occurred and is continuing, and (b) the Borrower has executed and delivered the Term Note referred to in Section 2.5.2 hereof, the Bank agrees to make a term loan (the “Term Loan”) to the Borrower on December 18, 2008 in the principal amount of $2,000,000, the proceeds of which shall be used to repay in full (on December 18, 2008) the “Term Loan” existing and outstanding on, but immediately prior to the funding of the Term Loan and the application of a portion of the same to the repayment of such pre-existing “Term Loan” (inclusive of all principal and interest relating thereto) on December 18, 2008, and to fund the completion of (or reimburse the Borrower for the funding of) build-outs of various hyperbaric oxygen centers by certain of the Borrowers and related to costs and expenses. The Term Loan shall bear interest at a rate per annum equal to the Prime Rate plus 1%.

2.5.2 Term Note: The Term Loan shall be evidenced by a promissory note of the Borrower in form and substance satisfactory to the Bank (the “Term Note”) payable to the order of the Bank and dated December 18, 2008. The principal amount of the Term Note shall be payable in forty-eight (48) consecutive monthly installments of principal commencing on January 1, 2009 and continuing on the first day of each month thereafter, each in the principal amount equal to $41,666.66, with the final installment on December 1, 2012 (which will be in the amount equal to the then unpaid principal balance together with unpaid interest). The Borrower will pay interest on the outstanding principal balance of the Term Loan on the first day of each month commencing on January 1, 2009, and on December 1, 2012 (when the entire unpaid principal balance of the Term Note together with all interest accrued and unpaid shall be paid in full). Interest shall be computed on the basis of a 360 day year for actual days elapsed and shall be payable as provided in Section 2.8 hereof.”

5.           It is expressly understood and agreed that all collateral security for the Loans set forth in the Agreement prior to the amendment provided for herein, is and shall continue to be collateral security for the Loans and other extensions of credit provided under the Agreement as herein modified. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

6.           By their execution of this letter in the space provided below, the Guarantors (if any) hereby consent to this amendment and reaffirm their continuing liability under their guarantees in respect of the Agreement, as amended hereby, and all documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by any such Guarantors).

7.           The amendments set forth herein is limited precisely as written and shall not be deemed (except as the Agreement is herein modified) to (a) be a consent to or a waiver of any term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement (as the case may be) as amended hereby. This Agreement may be signed in one or more counterparts which, when taken together, shall constitute one and the same document. The parties to this Agreement agree that, for purposes of the execution of this Agreement, facsimile signatures and scanned signatures through email will constitute original signatures.

8.           This Eighth Amendment shall become effective on such date as all of the following conditions have been satisfied:

(A)           Borrower Authorization. The Bank shall have received certified copies of all corporate action (in form and substance satisfactory to the Bank) taken by the Borrower to authorize the execution, delivery and performance of this Eighth Amendment and the borrowings to be made under the Agreement, together with the Borrower’s updated officers’ certificate;

(B)           Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel;

(C)           Fees and Expenses. The Bank shall have received evidence of payment of the fees and disbursements of the Bank’s counsel;

(D)           Facility Extension Fee. The Borrower shall have paid to the Bank a revolving credit facility extension fee in the amount of $5,000.00;

(E)           Term Loan. The Borrower shall have paid the “Term Loan” (as such term was defined in the Agreement immediately prior to the effectiveness of this Eighth Amendment), and all accrued but unpaid interest thereon through the date hereof, to the Bank in full, in the aggregate amount of $250,578.70;

(F)           Additional Facility Extension Fee. The Borrower shall have paid to the Bank a term loan facility extension fee in the amount of $20,000.00;

(G)           Term Note. The Borrower shall have executed and delivered to the Bank a term note in the form attached hereto as Exhibit A (the “Term Note”), which Term Note shall be deemed included within the definition of the term Loan Documents; and

(H)           Subordination and Intercreditor Agreement. Reference is made to that certain Subordination and Intercreditor Agreement dated as of March 31, 2008, by and among the Borrower, the Bank, Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P. (the “SIA”). Capitalized terms used in this Section shall have the meanings given to the same in the SIA. Notwithstanding anything contained in the SIA to the contrary, the parties hereto and the parties to the SIA agree: (a) that Senior Debt include all Obligations of the Borrower to the Bank which are created, amended or modified by, or referenced in, this Eighth Amendment; (b) that the SIA is hereby amended by modifying the definition of the term “Cap Amount” as follows: “Cap Amount: means $8,000,000; provided, that the Cap Amount shall be reduced by the amount that the principal amount available under the Credit Agreement is reduced from time to time from and after December 18, 2008.”; and (c) that no consent or approval of the Subordinated Lender is required under the SIA (other than with respect to the amendment which is the subject of clause (b) above) or otherwise in connection with any of the transactions which were contemplated by or a subject of this Eighth Amendment (but that if any such consent is/was required, the Subordinated Lender hereby agrees that such consent is hereby given).

9.           This Eighth Amendment is dated for convenience as of December 5, 2008 and shall be effective on the date of execution by the Bank.

10.         Except as hereby amended, the Amended and Restated Loan Agreement is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their duly authorized officers as of the date first written above.

Borrower:
NY HYPERBARIC, LLC
FOREST HILLS HYPERBARIC, LLC
SCRANTON HYPERBARIC LLC
JFK HYPERBARIC LLC
TRENTON HYPERBARIC, LLC
NEWARK BI LLC
PASSAIC HYPERBARIC, LLC
ST JOSEPHS HYPERBARIC LLC
GREATER BRONX HYPERBARIC LLC
(f/k/a MONTEFIORE HYPERBARIC LLC)
ELISE KING, LLC
SOUTH NASSAU HYPERBARIC LLC
NEW YORK HYPERBARIC AND

WOUND CARE CENTERS LLC (DEL)
NEW YORK HYPERBARIC AND
WOUND CARE CENTERS, L.L.C. (N.Y.)
VB HYPERBARIC, LLC
EIN HYPERBARIC LLC
MAIMONIDES HYPERBARIC, LLC
THE SQUARE HYPERBARIC, LLC
SOUTH N HYPERBARIC LLC
MUHLENBERG HYPERBARIC LLC
LOWELL HYPERBARIC LLC
THE CENTER FOR WOUND HEALING I, LLC
(f/k/a MODERN MEDICAL, LLC)
THE CENTER FOR WOUND HEALING II, LLC
(f/k/a MODERN MEDICAL SPECIALTIES, LLC)
NJ HYPERBARIC, LLC
FAR ROCKAWAY HYPERBARIC, LLC
ATLANTIC HYPERBARIC, LLC
ATLANTIC ASSOCIATES, LLC
CEF PRODUCTS, LLC
CMC HYPERBARIC, LLC
PENNSYLVANIA HYPERBARIC, LLC
HYPERBARIC, LLC
(a/k/a MASSACHUSETTS HYPERBARIC, LLC)
BAYONNE HYPERBARIC, LLC,
RARITAN BAY HYPERBARIC, LLC,
CFWH MEZZANINE, LLC,
SOUTH OCEAN COUNTY HYPERBARIC, LLC
By their managers/members
THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

Bank:
SIGNATURE BANK

By:	/s/ Morey Danon
Morey Danon
Senior Vice President

THE UNDERSIGNED HEREBY AGREES TO THE PROVISIONS OF SECTION 8(H) OF THIS EIGHTH AMENDMENT AND AFFIRMS/RE-AFFIRMS ITS OBLIGATIONS, AFTER GIVING EFFECT TO THIS EIGHTH AMENDMENT, UNDER THE SIA WHICH IS THE SUBJECT OF SUCH SECTION.

BISON CAPITAL EQUITY PARTNERS II-A, L.P.
a Delaware limited partnership

By:	/s/ Louis Bissette
Louis Bissette
Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P. a Delaware limited partnership

By:	/s/ Louis Bissette
Louis Bissette
Managing Member